UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): October 16, 2024

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.10 per share	LEU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

Centrus Energy Corp. announced today that its subsidiary, American Centrifuge Operating, LLC (“ACO”), has won an award from the U.S. Department of Energy (the "Department") aimed at expanding domestic commercial production of High-Assay, Low-Enriched Uranium ("HALEU"), which is needed to fuel many of the next-generation nuclear reactor designs currently under development. ACO is one of four awardees. The award has a minimum contract value of $2.0 million and a maximum contract value of $2.7 billion over a ten-year period. The ultimate dollar amount associated with this award will depend upon which task orders ACO is subsequently issued and their value.

Separate from this award, ACO was also one of the awardees selected by the Department on October 8, 2024, to deconvert HALEU from uranium hexafluoride ("UF6") to uranium oxide and/or uranium metal forms, a key step in the nuclear fuel production process which is separate from, and subsequent to, production of HALEU via uranium enrichment.

A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 8.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 17, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	October 17, 2024	By:	/s/ Kevin J. Harrill
Kevin J. Harrill
Senior Vice President, Chief Financial Officer,
and Treasurer